Exhibit 10.2

EMBREX, INC.

AMENDED AND RESTATED INCENTIVE STOCK OPTION

AND NONSTATUTORY STOCK OPTION PLAN

STOCK APPRECIATION RIGHT AGREEMENT

Unless otherwise defined herein, the terms defined in the Amended and Restated Incentive Stock Option and Nonstatutory Stock Option Plan, as amended (the “Plan”) shall have the same defined meanings in this Stock Appreciation Rights Agreement.

I. NOTICE OF GRANT OF STOCK APPRECIATION RIGHT

«First_Name» «Last_Name»

«Address_Line_1»

«Address_Line_2»

«Address_Line_3»

You have been granted a stock appreciation right (a “SAR”) that entitles you to receive shares of common stock of the Company, $.01 par value per share (the “Common Stock”), equal in value to the difference between the Base Value of the SAR (defined below) and the fair market value of the Common Stock on the date of exercise, multiplied times the number of shares as to which the SAR is exercised. The SAR is subject to the terms and conditions of the Plan and the SAR Agreement, as follows:

Grant Number	«Number»

Date of Grant	«SAR_Date»

Vesting Commencement Date	«VC_Date»

Base Value per Share	$«Base_Value»

Total Number of Shares	«Shares»

Term/Expiration Date:	«Exp_Date»

Vesting Schedule:

Subject to the further terms of this Agreement, the SAR shall be exercisable, in whole or in part, according to the following vesting schedule:

25% of the shares subject to the SAR shall vest on each of the first four anniversaries of the Vesting Commencement Date if you continue to be an employee or director of the Company or any Parent or Subsidiary (a “Service Provider”) on such dates.

Period for Exercise Following Termination:

The SAR shall be exercisable for 90 days after you cease to be a Service Provider. Upon your death or disability, the SAR may be exercised for one year after you cease to be a Service Provider. In no event may the SAR be exercised later than the Term/Expiration Date as provided above.

II. AGREEMENT

1. Grant of SAR. The Committee hereby grants to the grantee named in the Notice of Grant in Part I of this Agreement (the “Grantee”) a SAR that entitles the Grantee to receive upon exercise shares of Common Stock of the Company equal in value to the difference between the Base Value of the SAR and the fair market value per share on the date of exercise, multiplied times the number of shares as to which the SAR is exercised, subject to the terms and conditions of this Agreement and the Plan, which is incorporated herein by reference. The shares the Grantee shall be entitled to receive on exercise of the SAR are referred to herein as the “Delivered Shares.” Subject to Section 21 of the Plan, in the event of a conflict between the terms and conditions of the Plan and the terms and conditions of this Agreement, the terms and conditions of the Plan shall prevail.

2. Exercise.

(a) Right to Exercise. The SAR shall be exercisable during its term in accordance with the Vesting Schedule set out in the Notice of Grant and with the applicable provisions of the Plan and this Agreement.

(b) Acceleration of Vesting. Upon the occurrence of (i) any of the events described in Section 18 of the Plan that cause the vesting of awards granted under the Plan to accelerate or (ii) any other event described in another agreement then in effect between the Company and Grantee that causes the vesting of awards granted under the Plan to accelerate, any portion of the SAR that is not vested at such time shall become fully vested, in addition to any portion that previously has vested.

(c) Effect of Termination of Service on Unvested SAR. Subject to the provisions of any employment, severance or similar agreement to the contrary between the Grantee and the Company or any Parent or Subsidiary, in the event the Grantee altogether ceases to provide services to the Company (or any Parent or Subsidiary) for any reason, the Grantee shall forfeit any portion of the SAR that is not vested on the date of termination. For purposes of this Section 2(c), a change of status from employee to director, or vice versa, shall not be deemed a termination of service.

(d) Method of Exercise. The SAR shall be exercisable by delivery of a completed exercise notice in the form attached as Exhibit A (the “Exercise Notice”). The Exercise Notice shall state the election to exercise the SAR, the number of shares with respect to which the SAR is being exercised, and such other representations and agreements as may be required by the Company. The SAR shall be deemed to be exercised upon receipt by the Stock Plan Administrator of the completed Exercise Notice.

(e) Delivery of Shares.

(i) As soon as practicable following exercise of the SAR and satisfaction of the Grantee’s responsibility for the Tax-Related Items (defined below), the Company shall issue the Delivered Shares to the Grantee in written or electronic form, as the Committee may determine.

(ii) No shares shall be delivered unless the exercise of the SAR and such issuance complies with the applicable registration requirements of the Securities Act of 1933, as amended, any applicable listing requirement of any national securities exchange on which stock of the same class is then listed, and any other requirements of federal, state or local law or of any regulatory bodies having jurisdiction over such issuance and exercise. Assuming such compliance, for tax purposes the Delivered Shares shall be considered issued to the Grantee on the date the SAR is exercised as to such shares.

3. Nature of Grant. In accepting the grant, the Grantee acknowledges that:

(a) The Company has established the Plan voluntarily, it is discretionary in nature and the Company may modify, amend, suspend or terminate it at any time, unless otherwise provided in the Plan and the SAR Agreement;

(b) The grant of the SAR is voluntary and occasional and does not create any contractual or other right to receive future grants of SARs, or benefits in lieu of SARs, even if SARs have been granted repeatedly in the past;

(c) All decisions with respect to future SAR grants, if any, will be at the sole discretion of the Company;

(d) The Grantee’s participation in the Plan does not create a right to further employment with the Employer and shall not interfere with the ability of the Employer to terminate the Grantee’s employment relationship at any time with or without cause;

(e) The Grantee is voluntarily participating in the Plan;

(f) The SAR is an extraordinary item that does not constitute compensation of any kind for services of any kind rendered to the Company or the Employer, and it is outside the scope of the Grantee’s employment contract, if any;

(g) The SAR is not part of normal or expected compensation or salary for any purposes, including, but not limited to, calculating any severance, resignation, termination, redundancy, end of service payments, bonuses, long-service awards, pension or retirement benefits or similar payments;

(h) In the event that the Grantee is not an employee of the Company, the SAR grant will not be interpreted to form an employment contract or relationship with the Company or any Parent or Subsidiary or the Employer;

(i) The future value of the underlying shares is unknown and cannot be predicted with certainty;

(j) If the underlying shares do not increase in value, the SAR will have no value;

(k) If the Grantee exercises the SAR and obtains Delivered Shares, the value of those Delivered Shares may increase or decrease in value, even below the Base Value;

(l) In consideration of the grant of the SAR, no claim or entitlement to compensation or damages shall arise from termination of the SAR or diminution in value of the SAR or the Delivered Shares resulting from termination of the Grantee’s employment by the Company or the Employer (for any reason whatsoever and whether or not in breach of local labor laws), and the Grantee irrevocably releases the Company and the Employer from any such claim that may arise; if, notwithstanding the foregoing, any such claim is found by a court of competent jurisdiction to have arisen, then, by signing this Agreement, the Grantee shall be deemed irrevocably to have waived his or her entitlement to pursue such claim; and

(m) Notwithstanding any terms or conditions of the Plan to the contrary, in the event of involuntary termination of the Grantee’s service as an employee or director (whether or not in breach of local labor laws), the Grantee’s right to receive the SAR and vest in the SAR under the Plan, if any, will terminate effective as of the date that the Grantee is no longer actively providing service and will not be extended by any notice period mandated under local law (e.g., active employment would not include a period of “garden leave” or similar period pursuant to local law); furthermore, in the event of involuntary termination of service (whether or not in breach of local labor laws), the Grantee’s right to exercise the SAR after termination of service, if any, will be measured by the date of termination of the Grantee’s active service and will not be extended by any notice period mandated under local law; the Committee shall have the exclusive discretion to determine when the Grantee is no longer actively providing service for purposes of the SAR grant.

4. Non-Transferability of SAR. The SAR may not be transferred in any manner otherwise than by will or by the laws of descent or distribution and may be exercised during the lifetime of the Grantee only by the Grantee. The terms of the Plan and the SAR Agreement shall be binding upon the executors, administrators, heirs, successors and assigns of the Grantee.

5. Rights as a Shareholder. The Grantee shall not have voting or any other rights as a shareholder with respect to the SAR prior to exercise and the delivery of the Delivered Shares.

6. Responsibility for Taxes. Regardless of any action the Company or the Grantee’s employer (the “Employer”) may take with respect to any or all income tax, primary and secondary Class 1 National Insurance contributions (if the Grantee is subject to U.K. tax laws), payroll tax, or other tax-related withholding (“Tax-Related Items”), the Grantee acknowledges that the ultimate liability for all Tax-Related Items legally due by the Grantee is and remains his or her responsibility and that the Company and/or the Employer (i) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the SAR, including the grant, vesting, exercise, assignment, release or cancellation of the SAR, the subsequent sale of the Delivered Shares acquired pursuant to the exercise of the SAR and the receipt of any dividends; and (ii) do not commit to structure the terms of the grant or any aspect of the SAR to reduce or eliminate the Grantee’s liability for Tax-Related Items.

As a condition to exercising the SAR, the Grantee agrees to pay or make adequate arrangements satisfactory to the Company and/or the Employer to satisfy all withholding obligations of the Company and/or the Employer. If the Grantee is subject to U.K. tax laws, such payment or arrangement must be completed by the Due Date, which is 90 days, or such other period as required under U.K. law, after the grant, vesting, exercise, assignment, release or cancellation of the SAR, as applicable (the “Chargeable Event”). In this regard, the Grantee authorizes the Company and/or the Employer to withhold all applicable Tax-Related Items legally payable by the Grantee from his or her wages or other cash compensation paid to the Grantee by the Company and/or the Employer or from proceeds of the sale of the Delivered Shares. Alternatively, or in addition, if permissible under local law, the Company may sell or arrange for the sale of Delivered Shares sufficient to meet the withholding obligation for Tax-Related Items. The Grantee shall pay to the Company or the Employer any amount of Tax-Related Items that the Company or the Employer may be required to withhold with respect to the Chargeable Event that cannot be satisfied by the means previously described. If the Grantee is subject to U.K. tax laws and if payment or withholding is not made by the Due Date, the Grantee agrees that the amount of any uncollected Tax-Related Items shall constitute a loan owed by the Grantee to the Employer, effective on the Due Date. The Grantee agrees that the loan will bear interest at the then-current Inland Revenue Official Rate and it will be immediately due and repayable, and the Company and/or the Employer may recover it at any time thereafter by any of the means referred to above. If any of the foregoing methods of collection are not allowed under applicable law or if the Grantee fails to comply with his or her obligations in connection with the Tax-Related Items as described in this section, the Company may refuse to honor the exercise and to deliver the Delivered Shares acquired under the Plan.

7. Data Privacy. The Grantee hereby explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of his or her personal data as described in the SAR Agreement by and among, as applicable, the Employer, the Company and any Parent or Subsidiary for the exclusive purpose of implementing, administering and managing the Grantee’s participation in the Plan.

The Grantee understands that the Company and the Employer may hold certain personal information about him or her, including, but not limited to, the Grantee’s name, home address and telephone number, date of birth, social insurance number or other identification number, salary, nationality, job title, any shares or directorships held in the Company, details of all SARs or any other entitlement to shares awarded, canceled, exercised, vested, unvested or outstanding in the Grantee’s favor, for the purpose of implementing, administering and managing the Plan (“Data”). The Grantee understands that Data may be transferred to any third parties assisting in the implementation, administration and management of the Plan, that these recipients may be located in the Grantee’s country or elsewhere, and that the recipient’s country may have different data privacy laws and protections than the Grantee’s country. The Grantee understands that he or she may request a list with the names and addresses of any potential recipients of the Data by contacting his or her local human resources representative. The Grantee authorizes the recipients to receive, possess, use, retain and transfer the Data, in electronic or other form, for the purposes of implementing, administering and managing his or her participation in the Plan, including any requisite transfer of such Data as may be required to a broker or other third party with whom the Grantee may elect to deposit any shares acquired upon exercise of the SAR. The Grantee understands that Data will be held only as long as is necessary to implement, administer and manage his or her participation in the Plan. The Grantee understands that the he or she may, at any time, view Data, request additional information about the storage and processing of Data, require any necessary amendments to Data or refuse or withdraw the consents herein, in any case without cost, by contacting in writing his or her local human resources representative. The Grantee understands, however, that refusing or withdrawing his or her consent may affect the Grantee’s ability to participate in the Plan. For more information on the consequences of the Grantee’s refusal to consent or withdrawal of consent, the Grantee understands that he or she may contact his or her local human resources representative.

8. Electronic Delivery. The Company may elect to deliver any documents related to the SAR by electronic means. The Grantee hereby consents to receive such documents by electronic delivery and, if requested, agrees to participate in the Plan through an on-line or electronic system established and maintained by the Company or another third party designated by the Company.

9. Administration. The Committee shall have the power to interpret the Plan and this Agreement and to adopt such rules for the administration, interpretation and application of the Plan as are consistent therewith and to interpret or revoke any such rules. All actions taken and all interpretations and determinations made by the Committee shall be final and binding upon the Grantee, the Company and all other interested persons. No member of the Committee shall be personally liable for any action, determination, or interpretation made in good faith with respect to the Plan or this Agreement.

10. Successors and Assigns of the Company. The rights of the Company under this Agreement shall be transferable to any one or more persons or entities, and all covenants and agreements hereunder shall inure to the benefit of, and be enforceable by, such transferees.

11. Severability. If any court or governmental authority declares all or any part of this Agreement or the Plan to be unlawful or invalid, such unlawfulness or invalidity shall not invalidate any portion of this Agreement or the Plan not declared to be unlawful or invalid. Any part of this Agreement so declared to be unlawful or invalid shall, if possible, be construed in a manner that will give effect to the terms of such part to the fullest extent possible while remaining lawful and valid.

12. Governing Law. This Agreement shall be governed by and interpreted in accordance with the laws of the State of North Carolina, without regard to conflicts of law principles. For purposes of litigating any dispute that arises under this Agreement or the Plan, the parties hereby submit to and consent to the jurisdiction of the State of North Carolina, agree that such litigation shall be conducted in the courts of Wake County, or the federal courts for the United States for the Eastern District of North Carolina, where this grant is made and/or to be performed.

13. Entire Agreement. This Agreement and the Plan constitute the entire agreement of the parties with respect to the subject matter hereof and may not be modified except by means of a writing signed by Grantee and the Company. In the event of any conflict between the Plan and this Agreement, the Plan shall control. Any defined terms used herein shall have the meanings set forth in the Plan, except as otherwise defined herein.

14. Acknowledgement. The Grantee and the Company agree that the SAR is granted under and is governed by the Plan and this Agreement. The Grantee has reviewed the Plan and this Agreement in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Agreement and fully understands all provisions of the Plan and this Agreement. The Grantee hereby agrees to accept as binding, conclusive and final all decisions and interpretations of the Committee upon any questions relating to the Plan and this Agreement.

[Signature page follows]

IN WITNESS WHEREOF, the parties have executed and delivered this Agreement effective as of the Date of Grant above written.

GRANTEE	EMBREX, INC.

By:
Signature
Title:
Print Name

EXHIBIT A

SAR EXERCISE NOTICE

Embrex, Inc.

1040 Swabia Court

Durham, North Carolina 27703

Attention: Senior Director, Human Resources

1. Exercise of SAR. Effective as of today,                     ,     , the undersigned (“Grantee”) hereby elects to exercise Grantee’s stock appreciation right (“SAR”) as to              shares (the “Exercised Shares”) of the Common Stock of Embrex, Inc. (the “Company”) under and pursuant to the Amended and Restated Incentive Stock Option and Nonstatutory Stock Option Plan, as amended (the “Plan”) and the Stock Appreciation Right Agreement dated                     ,      (the “SAR Agreement”). By this exercise Grantee is entitled to receive shares of Common Stock equal in value to the difference between the “Base Value” per share, as set by the SAR Agreement, and the fair market value of the Common Stock on the date hereof, multiplied by the number of the Exercised Shares. The shares to be delivered to Grantee pursuant to this exercise of the SAR are referred to as the “Delivered Shares.”

2. Representations of Grantee. Grantee acknowledges that Grantee has received, read and understood the Plan and the SAR Agreement and agrees to abide by and be bound by their terms and conditions.

3. Rights as Shareholder. Until the issuance (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) of the Delivered Shares, no right to vote or receive dividends or any other rights as a shareholder shall exist with respect to the Delivered Shares, notwithstanding the exercise of the SAR. The Delivered Shares so acquired shall be issued to the Grantee as soon as practicable after exercise of the SAR. No adjustment shall be made for a dividend or other right for which the record date is prior to the date of issuance, except as provided in Section 17 of the Plan.

4. Tax Consultation. Grantee understands that Grantee may suffer adverse tax consequences as a result of Grantee’s exercise of the SAR or disposition of the Delivered Shares. Grantee represents that he or she has consulted with any tax consultants Grantee deems advisable in connection with the exercise of the SAR or the disposition of the Delivered Shares and that he or she is not relying on the Company for any tax advice.

5. Entire Agreement; Governing Law. The Plan and SAR Agreement are incorporated herein by reference. This Notice, the Plan and the SAR Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and Grantee and may not be modified adversely to the Grantee’s interest except by means of a writing signed by the Company and Grantee. This Notice is governed by the internal substantive laws, but not the choice of law rules, of North Carolina.

Submitted by:	Accepted by:

GRANTEE	EMBREX, INC.

By:
Signature
Title:
Print Name
Date Received: